Written Consent in Lieu
                    Of Special Meeting of Board of Directors


     The Undersigned, being the sole member of the Board of Directors of Equity Growth Systems, Inc., a Delaware corporation (the "Corporation"), pursuant to authority granted under Sections 141(f) or 228 of the Delaware General Corporation Law, and as permitted by the Corporation's constituent instruments, hereby takes the following action and adopts the following resolution:

                           WITNESSETH:

     1. RESOLVED, that, as an inducement to service as members of the Corporation's advisory board or as officers of the Corporation, the following persons be issued shares of the Corporation's common stock, as follows:


          Name                     Shares                   Consideration
          Carlton P. Moffatt, Jr.  10,000 Shares                 (1)
          G. William Hollar        10,000 Shares                 (1)
          Thomas and Carol A. Horne10,000 Shares                 (1) (2)
          Macon Associates Corp.   50,000 Shares                 (3)
     --------
          (1)  Service on Board of Advisors for not less than 36 months.
          (2)  As services in common.
          (3)  Raft  Weiss'   designee.   Mr.   Weiss'   shares  are  issued  in
               consideration for his agreement to serve as an officer of the Corporation for not less than 36 months.

     2. RESOLVED, that the Corporation enter into reorganization agreements pursuant to Section 368(a)(1)(B) of Internal Revenue Code of 1986, as amended with the current stockholders of Homan Equities, Inc.; Moffitt Properties, Ltd,; and Equity Growth Systems Realty, Inc. in the form heretofore reviewed and approved by the undersigned, copies of which shall be filed immediately following and as an exhibit to this written consent in lieu of directors meeting, pursuant to which the Corporation acquires such corporations (the "Subsidiaries") in exchange for an aggregate of 300,000 shares, issued as follows:

                 Donald E. Homan, 100,000 shares;
               Gene R. Moffitt, 100,000 shares; and
             Charles J. Scimeca, 100,000 shares; and

          be it FURTHER

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

     RESOLVED, that the Corporation ratify the entry by the Subsidiaries into employment agreements with Messrs. Donald E. Homan, Gene R. Moffitt, and Charles
J. Scimeca, in the form heretofore reviewed and approved by the undersigned, copies of which shall be filed immediately following and as an exhibit to this written consent in lieu of directors meeting.

     3. WHEREAS, the Corporation's sole director is hereby authorizing the issuance of securities of the Company in reliance on the exemption from registration requirements imposed by the Securities Act of 1933, as amended, provided by Section 4(2) thereof and pursuant to comparable exemptions from registration requirements provided by the subscribers respective states of domicile:
          NOW THEREFORE, be it

     RESOLVED, that the corporation issue the above described 380,000 shares of its common stock, $0.001 par value, which the Corporation shall, for accounting purposes (unless otherwise documented) value at $1.00 per share, to the persons listed above, each certificate to be dated June 7, 1996, and to bear the following legend;

          "THESE SHARES HAVE NEITHER BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, NOR WITH ANY STATE SECURITIES AGENCY OR COMMISSION. CONSEQUENTLY, THESE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY ARE FIRST REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR THE TRANSACTION'S EXEMPTION THEREFROM IS DEMONSTRATED TO THE FULL SATISFACTION OF THE CORPORATION'S BOARD OF DIRECTORS BASED ON AN OPINION FROM LEGAL COUNSEL TO THE HOLDER APPROVED BY THE CORPORATIONS LEGAL COUNSEL, AT THE HOLDER'S EXPENSE."

     and be it FURTHER

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     RESOLVED,  that  the  Corporation's  transfer  agent  place  stop  transfer notations among its stop transfer records prohibiting any transactions in the subject certificates except in full compliance with the terms of the subject legend evinced by written instructions from the President of the Corporation or a court order provided by the holder; and be it FURTHER

     RESOLVED, that the Corporation's officers and transfer agent be, and they are hereby, authorized, empowered and directed to take all actions either necessary or expedient to accomplish all of the foregoing directives.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed, effective as of the 7th day of June, 1996.

                           Equity Growth Systems, inc.
                             A Delaware Corporation


                         /s/ Edward Granville-Smith /s/
                      ------------------------------------
                             Edward Granville-Smith
                                 Sole Director

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